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Exhibit 10.11  Private Placement Memorandum

Private Placement Memorandum                                Copy __ ___

                                 600,000 Units


                                     [LOGO]


                         ROCKY MOUNTAIN INTERNET, INC.

THIS PRIVATE PLACEMENT MEMORANDUM RELATES TO THE SALE OF UP TO 600,000 UNITS ("UNIT") BY ROCKY MOUNTAIN INTERNET, INC., A DELAWARE CORPORATION ("RMI" OR THE "COMPANY") AT A PRICE OF $4.00 PER UNIT. EACH UNIT CONSISTS OF TWO SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE ("COMMON STOCK" OR "COMMON SHARES"), AND ONE WARRANT ("WARRANT"). THE $4.00 PER UNIT PURCHASE PRICE IS ALLOCATED $1.90 TO EACH SHARE OF COMMON STOCK AND $.20 TO THE WARRANT. EACH WARRANT ENTITLES THE REGISTERED HOLDER THEREOF TO PURCHASE ONE SHARE OF COMMON STOCK AT AN EXERCISE PRICE OF $3.00 PER SHARE. THE COMMON STOCK TRADES ON THE NASDAQ SMALLCAP MARKET UNDER THE SYMBOL "RMII". SEE "DESCRIPTION OF SECURITIES".

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE, AND AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

                          --------------------------

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THOSE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS PRIVATE OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THE SECURITIES MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

-----------------------------------------------------------------------------
                   Price          Selling            Proceeds
                    per          Commissions            to
                   Unit                              Company
-----------------------------------------------------------------------------
Per Unit           $4.00           $0.40             $3.60
-----------------------------------------------------------------------------
Total              $2,400,000      $240,000 (1)      $2,160,000 (2)
-----------------------------------------------------------------------------

(1) Estimated total commissions to be paid to Neidiger/Tucker/Bruner, Inc. (the "Placement Agent") based on 10% of the aggregate offering price.
     The Company also has agreed to indemnify the Placement Agent against certain civil liabilities, including liabilities under the Securities Act of 1933.

(2) Before deducting expenses of the Offering payable by the Company estimated to be approximately $240,000, assuming that the full offering is sold. Proceeds will be available to and used by the Company even if less than the total proceeds reflected above are sold. See "Use of Proceeds."

The date of this Private Placement Memorandum is June 13, 1997.


                                  Exhibit 10.11                       Page 1

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                       SUMMARY OF THE OFFERING

The following summary is qualified in its entirety by the more detailed information and Financial Statements and Notes thereto appearing elsewhere in this Private Offering Memorandum and the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997 and the Prospectus dated September 5, 1996, copies of which have been provided with this document. Prospective investors should consider carefully the information discussed under "Risk Factors."

                               THE COMPANY

The Company is a regional full-service Internet access provider offering a wide range of Internet access services including dial-up accounts, dedicated accounts, software solutions, and World Wide Web ("Web") services to businesses, professionals and individuals in the State of Colorado. The Company devotes particular attention to providing customers exemplary service at competitive prices. (Please see the attached glossary for an explanation of technical terms used in this Private Placement Memorandum). The Company has experienced rapid growth, with more than 6,500 businesses and professionals and more than 6,000 individuals having subscribed to the Company's services since the Company commenced providing Internet access in August 1993 and Web services in May 1995. RMI anticipates continued rapid growth in the number of business, professional and individual subscribers.

RMI believes that business and professional users of Internet services offer the greatest opportunity for continued growth and the Company's strategy includes marketing especially to these customers. It is the intention of RMI to competitively leverage its local presence in each of its targeted markets and provide on-site sales and support. RMI has targeted regional population centers in the Rocky Mountain States that are less competitively saturated than the major U.S. population centers. The Company currently anticipates that the additional markets targeted by the Company will be similar to the Company's existing markets in the State of Colorado insofar as these markets must have a large enough population base to offer a return on the Company's investment in these locations. The Company intends to offer its customers a comprehensive sales and marketing effort which concentrates on the highest quality services, a consultative approach to Internet use, applications, solutions and excellent after sales support.

RMI's network infrastructure is comprised of a regional telecommunications network supported by a backbone of leased, high-speed dedicated phone lines, computer hardware and software, and local access points known as points of presence ("POPs") in eleven Colorado cities providing Internet access availability to more than 85% of the population in Colorado. The Company's strategy includes constructing additional POPs in various cities located in the Rocky Mountain West.

The Internet is a worldwide network of private and public computer networks that link universities, government agencies, commercial entities, individuals, and other users having disparate computer systems and networks by means of a common communications standard. The Internet had its origins in 1969 as a project of the Advanced Research Project Agency ("ARPA") of the U.S. Department of Defense. The network established by ARPA was designed to provide efficient connections between different types of computers separated by large geographic areas and to function even if part of the network became inoperative. Use of the Internet was initially restricted by the U.S. government to participants in


                                  Exhibit 10.11                       Page 2

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government or university research.  Since the early 1990's when these restrictions on commercial use were gradually lifted, commercialization of the Internet has taken place at a rapid pace. Use of the Internet has grown rapidly since its commercialization in the early 1990's. According to the CommerceNet/Nielsen Internet Demographics Survey, 17% (thirty seven million) of total persons aged 16 and above in the U.S. and Canada have access to the Internet, and 11% (twenty-four million) have accessed the Internet in the past three months. Using a computer equipped with a modem or dedicated phone line, an RMI subscriber can access the Internet's vast and expanding communications, information, entertainment, and computer resources, including its emerging applications, all for an affordable monthly charge.

                                 THE OFFERING

Securities Offered (1).......... 600,000 Units, each consisting of the two shares of Common Stock and one Warrant. Each
                                 Warrant entitles the holder to purchase one share of Common Stock at a price of $3.00 per share. (See "Description of Securities").

Capital Stock Outstanding (2)
     Before the Offering ....... 4,625,846 shares of Common Stock and 250,000 shares of Series A Preferred Stock
     After the Offering ........ 5,825,846 shares of Common Stock and 250,000 shares of Series A Preferred Stock

Use of Proceeds................. To fund the Company's trade payables, accrued liabilities, sales & marketing expenses, equipment purchases and to provide working capital. (See "Use of Proceeds").

METHOD OF SUBSCRIPTION

An investment in Shares involves a high degree of risk and is suitable only for persons of substantial financial means who can afford to lose their entire investment and who have no need for liquidity in their investments.
Accordingly, Units will be sold only to Accredited Investors (as that term is defined pursuant to regulations promulgated under the Securities Act of 1933, as amended) who purchase the Units without any view to distribution or resale. See "Terms of the Offering-Qualifications of Purchasers." Each prospective investor desiring to purchase Units must execute and deliver to the Company a Subscription Application together with payment in the amount of $4.00 per Unit purchased. This offering will be sold through July 31, 1997 and may be extended for a period of 45 days by mutual agreement by the Company and Neidiger/Tucker/Bruner, Inc. The minimum purchase is 12,500 Units or $50,000, subject to waiver by the Company in appropriate cases.

THE PLACEMENT AGENT


                                  Exhibit 10.11                       Page 3

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Neidiger/Tucker/Bruner, Inc., 1675 Larimer Street, Plaza Level 3, Denver,
Colorado 80202, will act as placement agent (the "Placement Agent") in connection with the Offering. See "Terms of the Offering."

                                  RISK FACTORS

RISK FACTORS RELATED TO THE OFFERING

POSSIBLE VOLATILITY OF MARKET PRICES. The Company's Common Stock is currently traded on the NASDAQ SmallCap Market. There can be no assurance that an active trading market for the Common Stock will be sustained after this offering or that the Common Stock will remain eligible to be included on NASDAQ following completion of this offering. Consequently, purchasers in this offering may be exposed to a substantial risk of lack of liquidity in their investment even after restrictions on transfer of Common Stock imposed under Rule144 lapse. See "Restrictions on Transfer of Units."

POSSIBLE VOLATILITY OF STOCK PRICES; PENNY STOCK RULES. The over-the-counter markets for securities such as the Company's Common Stock and Warrants, historically have experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the Company's industry and the investment markets generally, as well as economic conditions and quarterly variation in the Company's results of operations, may adversely affect the market price of the Company's Common Stock. Although the Common Stock is currently trading on the NASDAQ SmallCap Market, there can be no assurance that it will remain eligible to be included on NASDAQ. In the event that the Company's Common Stock is no longer eligible for quotation on NASDAQ, the Common Stock could become subject to rules adopted by the Securities and Exchange Commission ("SEC") regulating broker-dealer practices in connection with transactions in "penny stocks." If the Company's Common Stock became subject to the penny stock rules, many brokers may be unwilling to engage in transactions in the Company's securities

SHARES AVAILABLE FOR ISSUANCE. The Company has 10,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock authorized, of which 5,825,846 shares of Common Stock and 250,000 Shares of Preferred Stock will be outstanding after the Offering. Accordingly, there will be 4,174,154 shares (of which 2,990,300 have been reserved for issuance upon exercise of warrants and options issued by the Company and upon conversion of the Series A Preferred Stock) of Common Stock that may be issued in the future at the discretion of the Company's Board of Directors. There are currently 250,000 shares of Preferred Stock outstanding. Additional Preferred Stock may be issued by the Board of Directors in its discretion without shareholder approval, with such designations, preferences, dividend rates, conversion and other features as the Board of Directors may determine. The rights of the holders of Common Stock are subject to and may be adversely affected by the terms of any additional classes of Preferred Stock which the Company may issue in the future. The Company has issued 363,900 incentive options to employees.

NEW AND UNCERTAIN MARKET. The market for Internet connectivity services and related software products is in an early stage of growth. Because this market is relatively new and because current and future competitors are likely to introduce competing Internet connectivity and on-line services and products, it is difficult to predict the rate at which the market will grow or at which new or increased competition will result in market saturation. The novelty of the market for Internet access services may also adversely affect the Company's ability to retain new customers unfamiliar with the Internet who may be more likely to discontinue the Company's services after an initial trial period. If demand for Internet services fails to grow, grows more


                                  Exhibit 10.11                       Page 4

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slowly than anticipated, or becomes saturated with competitors, the Company's business, operating results and financial condition will be adversely affected.

STATE LAW LIMITATIONS ON DIRECTOR LIABILITY FOR MONETARY DAMAGES. The Company's Certificate of Incorporation substantially limits the liability of the Company's Directors to its shareholders for breach of fiduciary or other duties to the Company.

DELAWARE ANTI-TAKEOVER PROVISIONS. Delaware General Corporation Law provides for substantial limitations on consummation of certain transactions by interested shareholders for a period of three years after such shareholders become shareholders, unless the Board of Directors approves the transaction, the interested shareholder owns 85% of the issued and outstanding voting stock of the corporation, or the transaction is approved by the Board of Directors and affirmative vote of at least 66% of the outstanding voting stock of the corporation not owned by the interested shareholder. See "Description of Capital Stock - Certain Anti-takeover Effects of Provisions of Delaware law."

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS. This Memorandum contains certain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 (the "Act") and Section 21E of the Securities and Exchange Act of 1934 (the "Exchange Act") and the Company intends that such forward-looking statements be subject to the safe harbors for such statements under such sections. The Company's forward-looking statements include the plans and objectives of management for future operations, including plans and objectives relating to its Internet connection services and future economic performance of the Company. The forward-looking statements and associated risks set forth in this Memorandum include or relate to: (i) ability of the Company to attract and retain qualified technical personnel relating to its Internet connection services, (ii) ability of the Company to market its services at competitive prices, (iii) development of brand-name recognition and loyalty for the Company's services, (iv) development of an effective sales staff and sales network of independent sales representatives, (v) market acceptance of the Company's services, (vi) success of the Company's market initiatives, (vii) expansion of sales in the industries to which the Company provides its Internet connection services, (viii) success of the Company in forecasting demand for its Internet connection services, (ix) success of the Company in diversifying the Company's market to provide services to large and small businesses, professionals and individuals (x) achievement of forecast profit margins dependent upon price and efficient provision of services, (xi) availability of suitable licenses or other intellectual property access and protection for the Company's Internet connection services and (xii) success of the Company in achieving increases in net sales to a) reduce the cost of services sold and b) decrease general, administrative and development costs as a percentage of net sales.

     The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that the Company will continue to design, market and provide new services on a timely basis, that competitive conditions in the Internet connection service market will not change adversely or materially, that demand for the Company's Internet connection services will gain strength, that the market will accept the Company's services, that the Company will retain and add qualified sales, research and service personnel and consultants, that the Company's forecasts will accurately anticipate market demand, and there will be no adverse material change in the Company's operations or business. The foregoing assumptions are


                                  Exhibit 10.11                       Page 5

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based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. Accordingly, although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this Memorandum, there are a number of other risks presented by the Company's business and operations which could cause the Company's net sales or net income, or growth in net sales or net income to vary markedly from prior results or the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause the Company to alter its marketing, capital investment and other expenditures, which may adversely affect the Company's results of operations. In light of significant uncertainties inherent in the forward-looking information included in this Memorandum, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's objectives or plans will be achieved.

RISK FACTORS RELATED TO THE COMPANY

LIMITED HISTORY OF OPERATIONS; OPERATING DEFICIT; CONTINUING LOSSES. The Company's predecessor began offering its local electronic bulletin board services in 1993. Internet access services were first introduced by the Company in late 1993. Although the Company has experienced revenue growth on an annual basis, it has incurred losses and experienced negative cash flow since the Company began to offer its services. As of March 31, 1997, the Company's current liabilities exceeded its current assets and the Company has incurred a loss for the quarter ended March 31, 1997 of $803,611. The Company expects to incur a loss for the year ending December 31, 1997. The Company does not expect its cash flow to improve unless it can generate additional sales. There can be no assurance that revenue growth will continue in the future or that the Company will achieve profitability or positive cash flow from operations. The Company expects to focus in the near term on building and increasing its subscriber base which will require it to increase its expenses for marketing, network infrastructure, the development of management information systems and service software. As a result, the Company believes that it will incur losses in the near term. In addition, the Company may continue to experience fluctuations in operating results in the future caused by various factors, some of which are outside of the Company's control, including general economic conditions, specific economic conditions in the Internet access industry, user demand for the Internet, capital expenditures and other costs relating to the expansion of operations, the timing of customer subscriptions, the introduction of new services by the Company or its competitors, the mix of services sold, and the mix of channels through which those services are sold. The Company's working capital deficit and accumulated deficit as of March 31, 1997 was $(803,611) and $(3,418,316), respectively.

EXPANSION; CAPITAL REQUIREMENTS. The Company must continue to enhance and expand its network in order to maintain its competitive position and to continue to meet the increasing demands for service quality, availability and competitive pricing. The Company anticipates that the net proceeds of the private placement, together with revenues, will sustain the Company's operations for at least 6 months from the closing of the private placement. As of March 31, 1997, the Company's current liabilities exceeded its current assets and the Company has incurred a loss for the year ended December 31, 1996 of $2,302,571 and the three months ended March 31, 1997 of $889,637. The Company does not expect its cash flow to improve unless it can generate additional sales. If sufficient cash flow is not being generated when the Company has


                                  Exhibit 10.11                       Page 6

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used the proceeds of the offering, the Company will be required to seek additional funds through equity or debt financing. There can be no assurance that such capital will be available on terms favorable to the Company, or at all. The failure to raise any required additional capital would have a material adverse effect on the Company's business, including a possible reduction or cessation of operations. If the Company is successful in raising the additional capital, the cost of the funds and the extent of attendant dilution to present shareholders and purchasers in this offering, will largely be determined by market conditions and the continued revenue growth of the Company.

     The Company's ability to continue operations beyond 6 months after the closing of the offering depends upon its ability to generate positive net cash flow from operations, which it has not done to date.

Competition. The Internet access services business is highly competitive and there are no substantial barriers to entry. Currently, the Company competes with a number of national Internet service providers such as NETCOM On-Line Communication Services, Inc. ("NETCOM"), Performance Systems International, Inc. ("PSI"), Bolt Beranek & Newman Inc. ("BBN"), and UUNET Technologies Inc. ("UUNET"), as well as regional competitors such as Colorado Supernet, Inc. and Internet Express, Inc. In addition, a number of large organizations including AT&T, MCI, Sprint, as well as the regional telephone companies, are offering or have announced plans to offer Internet or on-line services. The Company also competes with smaller regional and local providers.

The Company also faces significant competition from the on-line services industry. Major on-line competitors include America On-line, Inc., Compuserve Inc., Delphi Internet Services, Prodigy Services Company and Microsoft Corp. ("Microsoft"). The Company believes that all of the major on-line services companies will eventually compete fully in the Internet access market.

In addition, the Company believes that new competitors, including large computer hardware and software companies, media companies, cable television operators, and telecommunications companies such as the regional telephone companies, will enter the Internet connectivity market, resulting in even greater competition than currently exists. The ability of some of these competitors to bundle Internet services with other services and products could place the Company at a competitive disadvantage. In August 1995, Microsoft announced its plans to create the Microsoft Network, an on-line service. Recently, Microsoft has introduced software called Microsoft Internet Explorer which competes with software designed to browse the Internet's World Wide Web offered by companies such as Netscape Communications Corporation and NETCOM. Microsoft has recently entered into strategic relationships with America On-line, AT&T, and several regional telephone companies. Also in February 1996, AT&T announced its entry into the Internet access business by offering customers 5 hours per month of free service or unlimited service for $19.95 per month.

Most of these current and prospective competitors have substantially greater market presence, engineering, marketing capabilities, financial, technological and personnel resources greater than the Company's. As a result, competitors may be able to expand and develop their businesses more rapidly and adapt more quickly to emerging technologies and changes in consumer demand.

As competition increases, price competition may intensify which could result in downward pressure on the average selling price of the Company's services. Increased competition could also adversely affect the Company's ability to attract new subscribers or to retain existing


                                  Exhibit 10.11                       Page 7

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subscribers.  All of the foregoing could adversely affect the Company's financial condition and results of operations. There can be no assurance that the Company will have the financial resources, technical abilities, or marketing ability to continue to compete successfully.

PRICING PRESSURES. The Company reduced the prices it charges its customers during 1996 as a result of competitive pricing pressures in the market for Internet services. The Company expects that continued price pressures may cause the Company to reduce prices further in order to remain competitive, and the Company expects that such further price reductions would adversely effect the Company's results of operations and its ability to attain profitability. There is no assurance that the Company can attain profitability while pricing its services competitively. The Company's cost structure may require higher prices to achieve profitability than the cost structure of its competitors.

MANAGEMENT OF GROWTH. The Company's rapid growth has placed, and in the future may place, a significant strain on the Company's administrative, operational and financial resources, and increased demands on its systems and controls. The Company has considered plans to expand its network to at least two additional states over the next 24 months. There can be no assurance that the Company will be able to add service in new cities at the rate of or according to the schedule presently planned by the Company. The Company anticipates that its continued growth will require it to recruit and hire a substantial number of new managerial, technical, sales and marketing personnel. The inability to continue to upgrade the networking systems or the operating and financial control systems, the inability to recruit and hire necessary personnel, or the emergence of unexpected expansion difficulties could adversely affect the Company's business, results of operations and financial condition.

SECURITY RISKS. Despite the implementation of network security measures by the Company, its infrastructure remains vulnerable to computer viruses, sabotage, break-ins, and similar disruptive problems caused by its subscribers or other Internet users. Computer viruses, break-ins, or other problems caused by third parties could lead to interruptions, delays, or a cessation in service to the Company's subscribers. Furthermore, inappropriate use of the Internet by third parties could potentially jeopardize the security of confidential information stored in the computer systems of the Company's customers, which may deter potential subscribers and may inhibit the growth of the Internet service industry in general.

DEPENDENCE ON TELECOMMUNICATIONS ACCESS. The Company relies on other companies to provide data communications capacity via leased telecommunications lines. If one or more of these companies is unable or unwilling to provide or expand its current levels of service to the Company in the future, the Company's operations could be materially and adversely affected. Although leased telecommunications lines are available from several alternative suppliers, including AT&T, MCI, Sprint and WilTel, there can be no assurance that the Company could obtain substitute services from other providers at reasonable or comparable prices or in a timely fashion. In addition, the Company is dependent on local telephone companies to provide local dial-up and dedicated access lines for access to each of the Company's POPs. The Company is presently dependent on a regional Bell operating company, which is a competitor of the Company, to provide timely installation of new circuits and to maintain existing circuits. The Company has experienced delays in the installation of circuits and inconsistencies in maintenance service from this supplier, which have adversely affected the rate of growth of the Company. The Company does not foresee any significant near term improvements in services provided by this regional Bell operating company. In addition, certain of the Company's telecommunications access providers either now or in the future may compete with the Company. See "Competition" and "Risk Factors - Competition."


                                  Exhibit 10.11                       Page 8

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RISK OF SYSTEM FAILURE.  The success of the Company, among other things, is dependent upon its ability to deliver uninterrupted access to the Internet. Any system failure that causes excessive interruptions in the Company's operations could have a material adverse effect on the Company. As the Company expands its network and data traffic grows, there will be increased stress placed upon network hardware and traffic management systems. Any of a number of potential hardware failures as well as failure caused by fire, floods or other natural causes, could result in significant interruptions of the Company's services.

DEPENDENCE ON SINGLE SOURCE SUPPLIERS. The Company is dependent upon U S West, a regional Bell operating company and a competitor of the Company, to provide local dial-up and dedicated access lines for access to each of the Company's POPs. The Company does not have a long-term contract with this supplier, and if the supplier were to change its pricing structures, the Company could be adversely affected. Moreover, were the Company to experience difficulty in maintaining this source of supply, there can be no assurance that an alternative source of supply would be available or, if available, that such alternative supply would be at prices that would permit the Company to profitability market its` services.

DEPENDENCE ON KEY PERSONNEL. The Company's success depends to a significant degree upon the continued contributions of its senior operating management, particularly Roy J. Dimoff, its President & CEO. The loss of Mr. Dimoff's
services could have a detrimental effect on the Company.   Key employees'
employment agreements do not significantly limit their ability to compete with the Company following termination. ("See Management"). The Company has obtained a $1,000,000 key-man life insurance policy on Mr. Dimoff. The Company's success will also depend on its ability to attract and retain other qualified management, marketing, technical and sales executives and personnel.

POTENTIAL FLUCTUATIONS IN OPERATING RESULTS. The Company's operating results have varied in the past and may in the future vary significantly, depending upon factors such as the timing and installation of significant orders, which in the past have been, and will in the future be, delayed from time to time by delays in the installation of lines and equipment by the Company's telecommunications subcontractors. Additional factors contributing to variability of operating results include the pricing and mix of services and products sold by the Company, terminations of service, new product introductions by the Company and its competitors, market acceptance of new and enhanced versions of the Company's products and services, changes in pricing policies by its competitors, the Company's ability to obtain sufficient supplies of sole or limited source components, and the timing of the expansion of the Company's network infrastructure. In response to competitive pressures, the Company may take certain pricing or marketing actions that could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's network related expense levels are relatively fixed in the short term. As a result, variations in the timing and amounts of revenues could have a material adverse effect on the Company's operating results.

MANAGEMENT DISCRETION IN USE OF PROCEEDS. Management will have substantial discretion on the use of proceeds of this offering and investors in the Shares will have no opportunity to be informed about or vote upon management determinations relating to use of proceeds. See "Use of Proceeds."


INDUSTRY RISK FACTORS

PRODUCT DEVELOPMENT; TECHNOLOGY CHANGE. The Company's success depends upon its ability to develop new services that meet changing customer requirements. The market for the Company's


                                  Exhibit 10.11                       Page 9

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services is characterized by rapidly changing technology, evolving industry standards, emerging competition, and frequent new service introductions.
There can be no assurance that the Company can successfully identify new opportunities and develop and bring new services to market in a timely manner, or that services or technologies developed by others will not render the Company's services noncompetitive or obsolete. The Company also faces the risk that fundamental changes may occur in the delivery of Internet access services. Currently, Internet services are accessed primarily by computers and are delivered by telephone lines. If the Internet becomes accessible by screen-based telephones, television, or other consumer electronic devices, or becomes deliverable through other means such as coaxial cable or wireless transmission, the Company will have to develop new technology or modify its existing technology to accommodate these developments. Required technological advances by the Company as the industry evolves could include compression, full-motion video, and integration of video, voice, data and graphics. The Company's pursuit of these technological advances, whether directly through internal development or by third party license, may require substantial time and expense, and there can be no assurance that the Company will succeed in adapting its Internet service business to alternate access devices and conduits.

GOVERNMENT REGULATION; LIABILITY FOR CONTENT. The Company is not currently subject to direct regulation by the Federal Communications Commission or any other agency, other than regulations applicable to businesses generally. Changes in the regulatory environment relating to the Internet connectivity industry, including regulatory changes directly or indirectly, affect telecommunication costs or increase the likelihood or scope of competition from regional telephone companies or others, could have an adverse effect on the Company's business. The Company cannot predict the impact, if any, that future regulation or regulatory changes may have on its business. Recent legislation prohibiting the publication on the Internet of certain content and materials could result in significant potential liability to Internet access providers including the Company. The Company is aware of at least one civil suit brought against a provider of Internet services which includes claims based upon distribution by the service provider of content that did not originate with the provider. There is currently no practical means for providers of Internet services, including the Company, to monitor content on the Internet even though access providers such as the Company may be held liable for content distributed through access provided by it. The Company does not have insurance which would cover any such claims and does not anticipate such insurance will be available and affordable to the Company in the future.


                                  Exhibit 10.11                       Page 10

                                 THE COMPANY

The Company is a Delaware corporation with its chief executive office located in Denver, Colorado, and an operating facility located in Colorado Springs, Colorado. The Company employs approximately 78 persons. The Company was incorporated in October 1995, and is the successor to Rocky Mountain Internet, a Colorado corporation ("RMIC") which was incorporated in 1993. In connection with the Company's formation, all the assets and liabilities of RMIC were transferred to the Company (the "Reincorporation Transaction") in November 1995. The Company had no operations prior to the consummation of the Reincorporation Transaction, which was effected to obtain the benefits of certain aspects of Delaware corporate law (see "Description of Capital Stock") and to cure certain ambiguities in RMIC's constituent documents. RMIC currently has no assets and no operations. The Company has one wholly owned subsidiary, Rocky Mountain Internet Subsidiary (Colorado), Inc., which holds certain tangible equipment used by the Company in its operations.


                               USE OF PROCEEDS

The net proceeds to the Company from the sale of the offered Units at a price of $4.00 per Unit are estimated to be $2,160,000, assuming that the total 600,000 Units are sold, net of underwriting discounts and commissions and estimated offering expenses. The Company currently intends to use the net proceeds of the offering approximately as follows:

     Trade Payables and Accrued Liabilities                      $1,300,000   60.19%
        Payment of accounts payable owed to various
        suppliers of the Company.

     Sales and Marketing                                         $160,000     07.41%
        Continuation of present sales and marketing
        programs including present and new marketing programs

     Equipment Purchases                                         $150,000     06.94%
        Office and network equipment purchases including
        personal computers, office equipment and network
        servers and various network equipment

     Working Capital                                             $550,000     25.46%
        May be used to fund operating expenses that are
        expected to exceed cash provided from operations until
        the Company reaches positive cash flow from operations

The Company has not determined the exact amounts it plans to allocate to each of the foregoing uses or the timing of such uses. Management believes that the proceeds of the offering will enhance the Company's competitiveness through increased financial strength and the ability to grow its business, both as enumerated above and in respect of increased ability to take advantage of future opportunities as they arise, including strategic alliances or the acquisition of additional businesses or services on a favorable basis. Although the Company is not currently a party to any agreement regarding any strategic relationship, it intends to be receptive to opportunities to achieve growth and competitive advantage as they may arise.

If the Company does not sell the full 600,000 Units, net proceeds of the offering will be applied first to accounts payable, accrued liabilities and working capital. If the proceeds of this offering


                                  Exhibit 10.11                       Page 11
are not sufficient to discharge its accounts payable and accrued liabilities, or the Company does not achieve its expected growth in revenue over the next several months, it will have to reduce operating expenses, which could have a material adverse effect on the financial condition, results of operations and business prospects of the Company.

Management of the Company will have substantial discretion in the use of the offering proceeds, and shareholders generally will have no opportunity to vote upon management decisions regarding use of proceeds prior to their utilization. See "Risk Factors." The Company anticipates that the net proceeds of the offering, together with revenues from operating activities, will sustain the Company's operations for at least 6 months from the closing of the offering. Pending application of the net proceeds as described above, the Company intends to invest the proceeds of the offering in short-term investment grade obligations or short-term insured certificates of deposit.

Management of the Company will have substantial discretion in the use of the offering proceeds, and shareholder general will have no opportunity to vote upon management decisions regarding proceeds of the offering, together with revenues from operating activities, will sustain the Company's operations for at least 6 months from the closing of the offering. Pending application of the net proceeds as described above, the Company intends to invest the proceeds of the offering in short-term investment grade obligations or short-term insured certificates of deposit.

If management determines that the use of proceeds of this offering described above is impractical or inadvisable, the Company may apply the offering proceeds in such a manner as management deems appropriate under then existing circumstances, which may vary significantly based on a number of factors, the effect of which is difficult to predict. Such factors include, but are not limited to, future revenues and the amount of cash generated by the Company's operations, changes in the competitive environment, and unanticipated opportunities to pursue business opportunities or to enter into strategic relationships with third parties.


                                DIVIDEND POLICY

The Company has not declared dividends on the Common Stock in the past and none are expected to be declared in the foreseeable future. Dividends are expected to be paid on the Series A Preferred Stock to the extent that the Company is not prohibited to do so. Dividends accrue on the Series A Preferred Stock at the rate of 10% per annum, payable quarterly ($12,500 per calendar quarter), and are added to the liquidation value thereof if not paid. Except as described above, the Company intends to retain any earnings for use in the Company's business and therefore does not intend to declare dividends on any of its capital stock except the Series A Preferred Stock. See "Description of Securities."





                                  Exhibit 10.11                       Page 12

                              CAPITALIZATION

The following table sets forth the capitalization of the Company as of March 31, 1997 and as adjusted to reflect the receipt of the net proceeds from the sale of 600,000 Units at the Offering price of $4.00 per Unit:

                                                     ---------------------------
                                                                    Pro Forma
                                                         3/31/97  As Adjusted(1)
--------------------------------------------------------------------------------
  Long-term Debt:
--------------------------------------------------------------------------------
     Capital lease obligations and other                1,077,329   1,077,329
--------------------------------------------------------------------------------
     Total long-term debt                               1,077,329   1,077,329
--------------------------------------------------------------------------------
  Stockholders' (deficit) equity: (2)
--------------------------------------------------------------------------------
     Preferred Stock, $.001 par value; 1,000,000
     shares authorized; no shares issued and
     outstanding; 250,000 as adjusted                         250         250
--------------------------------------------------------------------------------
     Common Stock; $.001 par value; 10,000,000 shares
     authorized; 4,648,565 shares issued and
     outstanding; 5,858,000 as adjusted for Pro Forma       4,658       5,858
--------------------------------------------------------------------------------
     Additional paid in capital                         5,121,990   7,280,790
--------------------------------------------------------------------------------
     Retained earnings (Accumulated Deficit)          (3,418,316)  (3,418,316)
--------------------------------------------------------------------------------
          Total stockholder's (deficit) equity         1,708,582    3,868,582
--------------------------------------------------------------------------------

(1) Pro forma figures are adjusted to give effect to the issuance of the Units and the application of the proceeds of this offering, assuming that all units hereby offered are purchased.
(2) Stockholders' equity in this chart gives no effect to any conversion of the Preferred Stock or any exercise of outstanding options.
(3) There are 1,365,000 warrants for the purchase of one common share per warrant outstanding at an exercise price of $4.375 per share. If this Private Placement is totally sold, then the warrant exercise price will be reduced to $3.908 per share and the total number of shares will be increased to 1,528,233.




                                  Exhibit 10.11                       Page 13

EMPLOYEES

As of May 31, 1997, RMI employed 78 persons, including 18 in sales and marketing, 9 in RMI Web services, 28 in technical operations, and 23 in general and administrative functions. None of RMI's employees is represented by a labor union and RMI considers its employee relations to be good.

                                MANAGEMENT

OFFICERS AND DIRECTORS

The officers, directors and senior management of the Company, and their ages as of March 31, 1997 are as follows:

          NAME           AGE                 POSITION
          ----           ---                 --------
Roy J. Dimoff             38   President, Chief Executive Officer, Director
David Evans               55   Executive Vice President, Chief Financial
                               Officer
Nancy P. Phillips         37   Senior Vice President - Operations
Kevin Loud                44   Vice President - Business Development,
                               Secretary
Brian Dimoff              39   Vice President - Customer Support Operations
Kirk Roberts              45   Vice President - Finance and MIS
Richard Dingess           45   Vice President - Network Operations
Mike Mara                 36   Vice President - Commercial Sales
Gerald Van Eeckhout       56   Chairman of the Board
Chris Phillips            31   Director

The management of the Company serve at the discretion of the Board of Directors. The current authorized number of directors of the Company is three. Each director serves for a term of one year and is elected at the annual meeting of stockholders held each year on a date determined by the Board of Directors. A date for the annual meeting for the year ended December 31, 1996 has yet to be determined.

Mr. Dimoff has served as President and Chief Executive Officer since July 1995 and a Director of the Company. Prior to joining Rocky Mountain Internet, Inc., Mr. Dimoff was a Partner and Founder of RJ Alexander & Associates, a management consulting firm from 1994 to 1995. From 1993 to 1994, Mr. Dimoff was Executive Vice President of ITC Worldwide Telecommunications Company, LP, a provider of broadcast fax, fax on demand, audio conferencing and multi-point video services. From 1988 to 1993, Mr. Dimoff was Vice President and General Manager of the Services Division of ConferTech International, Inc., and President of the Canadian subsidiary. ConferTech is a leading provider of digital audio and video conference bridging equipment and services. Mr. Dimoff was President and Founder of Teleconferencing Systems Canada, Inc. from 1985 to 1988, which he later sold to ConferTech International, Inc. He has an Honors Bachelor of Business Administration degree from Wilfrid Laurier University, Waterloo, Ontario, Canada.

Mr. Evans joined the Company on June 1, 1997 as Executive Vice President and Chief Financial Officer. Prior to RMI, he served as President of Evanwood Corporation, a corporate financial consulting firm with both domestic and international clients. Prior to Evanwood Corporation,

                                 Exhibit 10.11                          Page 14

Mr. Evans spent 26 years at Deere and Company where he last served as Director of Finance and was reponsible for funding John Deere's operations worldwide. Mr. Evans served on the Board of Directors of Data Transmission Network Corporation from 1986 to 1995. He currently serves on the Board of Mutual Selection Fund, Inc. and John Deere Receivables, Inc. Mr. Evans has a Bachelors of Arts degree in Economics from Iowa State University and an MBA degree from the Wharton Graduate Division of the University of Pennsylvania.

Ms. Phillips is currently Senior Vice President - Operations and was Vice President - Operations since May, 1996. Prior to joining Rocky Mountain Internet, Inc., Ms. Phillips as the founder and owner of Phillips Taylor Enterprises, L.L.C., a management consulting firm. From 1993 to 1994, Ms. Phillips was Senior Vice President of ITC Worldwide Telecommunications Company, LP, a provider of broadcast fax, fax on demand, audio conferencing and multi-point video services. From 1988 to 1993, Ms. Phillips held positions as Director of Corporate Marketing and Vice President Operations of ConferTech International, Inc. ConferTech is a provider of digital audio and video conference bridging equipment and services. From 1986 to 1988, Ms. Phillips as Director of Marketing and Sales for Teleconferencing Systems Canada, Inc. Ms. Phillips has an Honors Bachelor of Economics degree from Queens University, Kingston, Ontario, Canada. Ms. Phillips is not related to Christopher K. Phillips.

Mr. Loud joined the Company in July, 1995 and currently serves as Vice President of Business Development and Corporate Secretary. Before that, he served as Vice President of Marketing for SP Telecom, a national long distance company from 1994 to 1995. In 1992 he formed Loud and Associates. Here, he consulted with regional and national communication organizations on market development and operation efficiencies until 1994. While operating Loud & Associates, Mr. Loud undertook a year-long project for ACI, during which he was treated as a statutory employee. In 1984, he helped form a long distance company, Houston Network, Inc., and remained with it through acquisition by Wiltel, Inc. in 1989 and held positions ranging from Director of Finance, Vice President of Operations and Carrier Sales, Vice President Sales, and President. The primary business of the organization throughout this time was switched long distance communication services. Mr. Loud left the organization in 1992 to form Loud and Associates. He holds a Masters of Business Administration from William and Mary, and a Bachelors of Arts in Economics from UCLA.

Mr. Brian Dimoff is Vice President - Customer Support Operations and joined the Company in December, 1996. Before joining RMI, Mr. Dimoff had formed Inventory Accuracy Solutions, Inc. (IAS) in January, 1995 as a management consulting firm and completed contracts with MFP Technology Services Inc. and Digital Equipment Corporation until November, 1996. From 1990 to 1995, Mr. Dimoff was the Customer Satisfaction Manager for Digital Equipment of Canada, where he was responsible for customer relations and in process quality for plant production of personal computers and VAX technology systems. From 1976 to 1990, he held various staff level positions for Digital Equipment of Canada in the areas of Inventory Management and Distribution. Mr. Dimoff has a Professional Manager designation from the Canadian Institute of Management. Mr. Dimoff is the brother of Roy J. Dimoff.

Mr. Roberts served as Chief Financial Officer and Controller of the Company from January, 1995 until June 1, 1997, where he became Vice President of Finance and MIS. He was an accountant employed by Potter, Littlewood, & Petty, PC , an accounting firm in Houston, Texas from 1991 to 1994. From 1989 to 1990, he worked for a national computer retailer as National Product Manager - Accounting Solutions. He has a Bachelor of Business Administration degree from the University of Houston and is a certified public accountant.

                                 Exhibit 10.11                          Page 15

Mr. Dingess has served as Vice President of Network Operations since April, 1997. From 1995 to 1997, he served as the Company's Director of Network Operations. From 1994 to 1995, he was Director of Technical Services for Trident Computer Services, a regional network consulting company. From 1989 to 1994 he worked as a network manager at Fort Carson, Colorado. From 1985 to 1989, he was team leader for software development for NATO's southern region. Mr. Dingess attended Ohio State University and the University of La Verne.

Mr. Mara has served as Vice President of Commercial Sales since April, 1997. From 1995 to 1997, Mr. Mara served as the Company's Director of Sales. From 1992 to 1995, he was Regional Vice President of Sales for ITC, A Worldwide Telecommunications Company, Inc., a provider of audio and video teleconferencing and fax services. From 1984 to 1992, Mr. Mara was employed in the retail stock brokerage industry by RAF Financial Corporation, Cohig and Associates and Merrill Lynch. Mr. Mara attended the University of San Diego and the University of Nebraska.

Mr. Van Eeckhout is the current Chairman of the Board of the Company. He is also Chairman of the Board and Chief Executive Officer of ACT Teleconferencing since its formation in 1989. From 1982 to 1989, Mr. Van Eeckhout was President, Chief Executive Officer, and a director of ConferTech International, Inc., a teleconferencing services and manufacturing company. He received a B.S. degree from the University of North Dakota in 1962, and completed the Stanford Executive Program in 1976. He has also been a national director of the American Electronic Association and president of the University of North Dakota Foundation.

Mr. Phillips is a Director of the Company and was Chief Technical Officer of the Company through May, 1997. From 1993 to 1995 he was the Company's Network Operations Manager. From 1991 to 1993, Mr. Phillips was a Terminal Area Security Officer in the United States Army. He secured computer terminals linked to classified data and performed technical installation duties. From 1990 to 1991, Mr. Phillips worked as an Advanced Consumer Electronics Consultant for Circuit City. Prior to 1990, Mr. Phillips was a Faculty Computing Project Programmer for Brigham Young University. He has a Bachelor of Arts degree from Brigham Young University.

EMPLOYMENT AGREEMENTS

The Company currently has employment agreements with, Messrs. Dimoff, Loud and Roberts. The employment agreements terminate in December, 1999. Employment agreements are terminable with cause. The Company may also terminate the agreements without cause subject to the obligation to pay the terminated employee a severance payment equal to from five to eight months salary based on length of service with key employees do not significantly restrict such employees' ability to compete with the Company following any termination.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify all directors and officers of the Company to the fullest extent now or hereafter permitted by the Delaware General Corporation Law. Under such provisions any director or officer, who in his capacity as such, is made or threatened to be made, a party an any suit or proceeding, shall be indemnified if such director or officer acted in good faith an in a manner he reasonable e believed to be in or not opposed to the best interest of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

                                 Exhibit 10.11                          Page 16

In addition, the Company's Certificate of Incorporation provides that to the fullest extent now or hereafter permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the director's fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does no eliminate the directors' fiduciary duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief for breach of the director's duty of loyalty to the Company and its stockholders, for acts or omissions under
Section 174 of the Delaware General Corporation Law (relating to the unlawful payment of dividends and purchase or redemption of the Company's stock), or for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought. Except for the matter described under "litigation," the Company is not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to such indemnification provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LITIGATION

On September 6, 1996, Robert Lewis and Storefronts in Cyberspace, L.L.C. filed a complaint in Denver District Court naming the Company and the Colorado Rockies Baseball Club as defendants. Claims against the Company consist of a breach of contract claim in which the amount sought by the plaintiff is $25,000, and a third party claim in respect of unspecified damages for trademark infringement alleged by the Colorado Rockies Baseball Club against Mr. Lewis. In June, 1997, a former employee threatened to commence litigation based on claims of retaliation and sexual harassment. Management believes the foregoing actions are without merit and intends to vigorously defend them.

                                 Exhibit 10.11                          Page 17

                           DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $.001 par value, and 1,000,000 shares of Preferred Stock, $.001 par value.

The following summary of certain provisions of the Common Stock and Warrants included in the Units Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation, the Warrant Agreement and the Registration Rights Agreement.. Investors should also review the description of the Company's outstanding securities in its Prospectus dated September 5, 1996.

PREFERRED STOCK

The following is a summary of the rights and preferences of the Series A Preferred Stock.

CONVERSION RIGHTS. Shares of Series A Preferred Stock may be converted into shares of Common Stock at the option of the holder at any time after May 15, 1997. The rate of conversion is equal to the quotient of the then current liquidation value and the then current conversion price, which is currently $2.00 per share, subject to certain antidilution adjustments in respect of stock dividends, stock splits, sales of Common Stock at prices below the conversion price of the Series A Preferred Stock, and other corporate events such as mergers and assets sales. The issuance of the Units will result in an antidilution adjustment to the conversion rate of the Series A Preferred Stock.

LIQUIDATION PREFERENCE. Shares of Series A Preferred Stock have a liquidation preference equal to $2.00 per share, plus any accrued and unpaid dividends. In the event of any liquidation, dissolution, or winding up of the Company, the Shares of Series A Convertible Preferred Stock will have first preference over the Company's Common Stock in with respect to distributions to shareholders in the Company in an amount equal to the aggregate liquidation value of the Series A Preferred Stock.

DIVIDENDS. Shares of Series A Preferred Stock accrue dividends at the rate of 10% of the liquidation value per annum, payable quarterly to the extent not prohibited by applicable law or the terms of any debt instrument by which the Company may be bound. If the Company is unable to pay dividends as they accrue, such dividends will be added to the liquidation value of the Series A Preferred Stock and will increase the number of shares of Common Stock into which the Series A Preferred Stock is convertible.

VOTING RIGHTS. The shares of Series A Preferred Stock do not have voting rights except for certain rights required by law. As a class, the holders of the Shares will have the right to vote with respect to any increase or decrease in the number of shares of the class, any increase or decrease in the par value of the Shares , or any proposed alteration or change on the powers, preferences, or special rights of the class if such would affect the class adversely.

Pursuant to the Company's Amended and Restated Certificate of Incorporation, the Board of Directors has the authority, without further action by the stockholders, to issue up to 750,000 additional shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, option or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the

                                 Exhibit 10.11                          Page 18
rights of the Series A Preferred Stock and the Common Stock. The Board of Directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of the Shares and the Common Stock. Preferred Stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the Company or make removal of management more difficult. At present, the Company has no plans to issue any of the Preferred Stock other than the Series A Preferred Stock.

COMMON STOCK

As of March 31,1997, there were 4,648,565 shares of Common Stock outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of Common Stock may not cumulate votes in elections of Directors. Subject to preferences that may be applicable to the Series A Preferred Stock, and to any other outstanding shares of preferred stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. See "Dividend Policy." In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of Preferred Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable. There are no preemptive, subscription, conversion or redemption right applicable to the Common Stock.

CERTAIN ANTI-TAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW

The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203") which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder corporation becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines business combination to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, section 203 defines an

                                 Exhibit 10.11                          Page 19
interested stockholder as any entity or person beneficially owing 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

WARRANTS

Each Warrant represents the right of the registered holder to purchase one share of Common Stock at an exercise price of $3.00 per share subject to adjustment (the "Purchase Price"), beginning at the close of this offering ending three years from the date of closing, (the "Expiration Date"). The Warrant will be entitled to the benefit of adjustments in the Purchase Price and in the number of shares of Common Stock or other securities deliverable upon exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger. In addition the Company has the right to reduce the Purchase Price for a period of not less than 30 days upon not less than 30 days' prior written notice to holders of the Warrants.

Each Warrant expires on the Expiration Date if not previously exercised. The Company may at any time extend the Expiration Date of all then outstanding Warrants for such increased period of time as it may determine.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the Expiration Date at the offices of the Company, with the form of "Election to Purchase" on the reverse of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified check payable to the order of the Company) for the number of Warrants being exercised.

No holder, as such, of any Warrant shall be entitled to vote or receive dividends or be deemed the holder of Common Stock for any purpose whatsoever until such Warrant has been duly exercised and the Purchase Price has been paid.

Exercise of the Warrants may only be effected pursuant to an applicable exception from the registered requirements of the Securities Act of 1933, as amended, and applicable state law, and Warrant holders who wish to exercise will therefore be required to re-affirm warranties made by them in connection with subscribing for the Units..

ANTIDILUTION ADJUSTMENT TO EXISTING WARRANTS

Issuance of the Units will result in an antidilution adjustment to the 1,365,000 Warrants issued in the Company's initial public offering in September, 1996. Such adjustments will decrease the $4.375 exercise price of such warrants and increase the number of shares of Common Stock issuable on exercise of such Warrants.

REGISTRATION RIGHTS

The Company has agreed with the Placement Agent that it will, on or before December 31, 1997within 180 days after completion of the offering, use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission registering resales of the Common Stock included in the Units and the Common Stock issuable upon exercise of the Warrants. The Company's obligation to effect such registration is subject to certain limitations set forth in the Registration Rights Agreement., subject to certain limitations and exceptions

                                 Exhibit 10.11                          Page 20
specified in the Registration Rights Agreement. Perspective investors should review the Registration Rights Agreement prior to making an investment.

TRANSFER AND WARRANT AGENT

The transfer agent and registrar for the Units and the Common Stock and Warrant Agent for the Warrants is American Securities Transfer, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado 80202-1817.




                                 Exhibit 10.11                          Page 21

                           TERMS OF THE OFFERING

GENERAL

Subject to the terms and conditions set forth in this Private Offering Memorandum, there are being offered a maximum of 600,000 Units consisting of two shares of Common Stock, $.001 par value per share, and one redeemable Warrant. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $3.00 per share. The Units are being offered at a price of $4.00 per Unit of which a $1.90 has been allocated to each Common Share and $.20 has been allocated to the Warrant. The minimum investment is 12,500 Units or $50,000, subject to waiver by the Company in appropriate cases.

The Units are being offered on an agency and "best efforts" basis through Neidiger/Tucker/Bruner, Inc. (the "Placement Agent"). As compensation for the Placement Agent's services, the Company will pay sales commissions to the Placement Agent equal to 10% of the sales price of the Units sold. The Placement Agent will have the right to pay or cause to be paid any portion of the sales commissions to registered broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") that the Placement Agent selects to participate in this Offering.

Subject to certain conditions, the Company will indemnify the Placement Agent and any other participating broker-dealers against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The SEC believes indemnification for liabilities arising under the 1933 Act is contrary to public policy and therefore unenforceable.

METHOD OF SUBSCRIPTION

Each person desiring to purchase Units must execute a Subscription Agreement in the form provided. The Subscription Agreement must be submitted together with a check payable to Rocky Mountain Internet, Inc. 1099 18th Street, 30th Floor, Denver, CO 80202, in the amount of $4.00 per Unit to which the subscription relates, with a minimum of 12,500 Units or $50,000.

QUALIFICATIONS OF PURCHASERS

An investment in Units involves a high degree of risk and is suitable only for persons of substantial financial means that have no need for liquidity in their investments. Accordingly, this offering is being made only to a limited number of Accredited Investors (as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act) that purchase Units without a view to public distribution or resale. Rule 501 defines Accredited Investors to include certain types of institutions and individuals with a net worth in excess of $1,000,000 or expected income for the current year, plus actual income for the two prior years, of $200,000 (or $300,000 together with spouse). In order to assure the Placement Agent and the Company of a prospective purchaser's suitability to purchase Shares, each prospective purchaser will be required to make certain representations by executing and delivering the form of Subscription Agreement provided with this Offering Memorandum.

Each person desiring to purchase Units also will be required, among other things, pursuant to the terms of the Subscription Agreement, to (i) agree not to sell or transfer any Unit or components thereof at any time or to any person if such sale or transfer would violate applicable federal or state securities laws; (ii) represent that such person is an Accredited Investor;
(iii) represent that (a) such person can bear the economic risk of the purchase of Units including the total loss of

                                 Exhibit 10.11                         Page 22
such person's investment; and (b) such person has sufficient knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in Units; (c) represent that such person is purchasing Units for such person's own account without a view to public distribution or resale; and (d) such person understands that such Units may not be sold or transferred without registration under the Act and therefore may need to be held indefinitely. Each subscriber also may be required to provide current financial and other information to the Placement Agent and the Company to enable them to determine whether such subscriber is qualified to purchase Units.

In addition, subscribers will be required to represent that they are not affiliated or associated with an NASD member broker dealer.

RESTRICTIONS ON TRANSFER OF UNITS

The Units will not be registered under the 1933 Act or the securities laws of any state and are being offered and sold in reliance on exemptions from the registration requirements of such laws. There will be restrictions imposed by the applicable federal and state securities laws upon the resale or transfer of the Shares except by gift, bequest or operation of law. The Units will be "restricted securities," as defined in Rule 144 promulgated by the Securities and Exchange Commission, and must be held indefinitely unless they are subsequently registered by the Company under the 1933 Act and any applicable state securities laws or unless, in the opinion of counsel satisfactory in form and substance to the Company, they may be sold in a transaction which is exempt from the registration requirements of such laws.

OFFERING TERMS SUBJECT TO MODIFICATION

The Company and the Placement Agent reserve the right to cancel or modify this offering, to reject subscriptions for Units in whole or in part, to waive conditions to the purchase of Units and to accept a limited number of investors at less than the minimum subscription.

                            ADDITIONAL INFORMATION

Prior to the consummation of this offering, the Company will make available to each prospective investor the opportunity to ask questions and receive answers concerning the terms and conditions of this offering and to obtain any additional information that the Company may possess or can obtain without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished to such prospective investor. No other person has been authorized to give information or to make any representations concerning this offering, and if given or made, such other information or representations must not be relied upon as having been authorized by the Company or the Placement Agent.

                                 Exhibit 10.11                         Page 23

Glossary


Backbone A centralized high-speed network that connects smaller, independent networks.

Bps                          Bits per second.  A measure of digital
                             information transmission rates.

Dial-up Accounts             Accounts with an Internet connectivity provider
                             that utilize a telephone call to a modem rather than a dedicated data line.

E-mail Electronic mail. An application that allows a user to send or receive text messages to or from any other user with an Internet address, commonly termed an E-mail address.

Firewall A gateway between two networks that buffers and screens all information that passes between the networks.

FTP File Transfer Protocol. A protocol that allows file transfer between a host and a remote computer.

Graphical User Interface     A means of communicating with a computer by
                             manipulating icons and windows rather than using text commands.

High Speed Account           Account with an Internet service provider that
                             utilizes a dedicated telephone call to a modem rather than a dedicated data line.

Internet A worldwide network of computer networks that are interconnected at certain points and utilize a common communications protocol, TCP/IP.

Kbps Kilobits per second. A measure of digital information transmission rates. One kilobit equals 1,000 bits of digital information.

LAN Local Area Network. A network designed to interconnect personal computers within a localized environment.

Mbps Megabits per second. A measure of digital information transmission rates. One megabit equals 1,000 kilobits.

Mosaic                       A publicly available World Wide browser.

On-line Service Providers    Commercial information services that offer a
                             computer user access through a modem to a specified slate of information, entertainment and communications menus. These services are generally closed systems and many offer limited, if any, Internet access.

                                 Exhibit 10.11                         Page 24

POP Point-of-Presence. An interlinked group of modes, routers and other computer equipment, located in a particular city or metropolitan area, that allows a nearby subscriber to access the Internet through a local telephone call.

Shell Account                An account in which the use is provided indirect
                             access to the Internet through a host computer provided by the Internet connectivity provider.

SLIP Serial Line Interface Protocol. A communications protocol that allows direct, dial-up access to the Internet over phone lines.

T-1 A data communications line capable of transmission speeds of 1.54 Mbps.

T-3 A data communications line capable of transmission speeds of 45 Mbps.

Telnet An Internet application that allows a user to log on to remote computers in order to access programs and applications.

TCP/IP                       Transmission Control Protocol/Internet Protocol.
                             A compilation of network- and transport-level protocols that allow computers with different architectures and operating system software to communicate with other computers on the Internet.

UNIX A computer operating system developed at Bell Laboratories in the early 1970s that is highly modular and flexible.

WAN Wide Area Network. A communications network which connects geographically dispersed users.

Windows A computer operating system developed by Microsoft that provides a graphical user interface an multitasking capabilities.

Winsock An industry standard programming interface definition for Windows which specifies how TCP/IP-based network applications should communicate with TCP/IP protocol software.
                             Winsock has been adopted by most vendors of network protocol software and network applications software Windows.

World Wide Web ("Web")       A network of servers that uses a special
                             communications protocol to link different servers throughout the Internet and permits communication of graphics, video and sound.

                                 Exhibit 10.11                         Page 25

                                   EXHIBIT A

                                     10KSB


                                   EXHIBIT B

                                     10QSB


                                   EXHIBIT C

                                  Prospectus


                                   EXHIBIT D

                               Articles and Bylaws


                                   EXHIBIT E

                                    Warrant


                                   EXHIBIT F

                              Registration Rights


                                   EXHIBIT G

                             Subscription Agreement


                                 Exhibit 10.11                         Page 26